Exhibit 10.3

Execution Version

June 20, 2023

VIA EMAIL

Mullen Automotive, Inc.

1405 Pioneer Street

Brea, California 92821

Attn: David Michery

Re:	Series D Preferred Stock

Dear David Michery:

Reference is made to that Securities Purchase Agreement, dated as of June 7, 2022 (as amended, the “Securities Purchase Agreement”) by and between Mullen Automotive Inc. (the “Company”) and the investors named therein, pursuant to which the Company irrevocably committed to effect the issuance of Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”) and warrants upon receipt of $20,000,000, which the undersigned paid on June 1, 2023. In lieu of the issuance and delivery by the Company of 27,567,195 shares of Series D Preferred Stock, the Company issued to the undersigned 19,493,071 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants exercisable for 8,074,124 shares of Common Stock (the “Pre-Funded Warrants”). Pursuant to the Securities Purchase Agreement, the Company also issued to the undersigned warrants exercisable for 50,999,310 shares of Common Stock at an exercise price of $0.7255 per share (the “Warrants”).

As requested by the Company, the undersigned hereby agrees to the cancellation of the Pre-Funded Warrants and the Warrants in exchange for (1) $13,000,000 and (2) warrants in the form attached hereto as Annex A, exercisable for 18,058,507 shares of Common Stock at an exercise price of $0.52 per share (the “New Warrants”). The undersigned agrees that such exchange shall be effective as of June 7, 2023 and the issuance of the New Warrants shall have the same effect as if they were issued as Warrants pursuant to the Securities Purchase Agreement, including that the shares of Common Stock underlying the New Warrants shall be registered for resale on the registration statement filed on Form S-3 (File No. 333- 269766) filed by the Company with the Securities and Exchange Commission on February 14, 2023, and that Company’s counsel shall provide an opinion to the Company’s transfer agent that such Common Stock, when issued in accordance with the terms of the New Warrants, will be duly authorized, legally issued, fully paid and non-assessable.

Except provided in this letter agreement, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this letter agreement shall be governed by all provisions thereof. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. This letter agreement may be executed in separate counterparts (including by electronic signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Remainder of Page Intentionally Blank]

Please indicate your agreement with the foregoing by signing where indicated below.

Sincerely,

ACUITAS CAPITAL, LLC

	By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Chief Executive Officer

Acknowledged, accepted, and agreed:

MULLEN AUTOMOTIVE INC.

	By:	/s/ David Michery
Name: David Michery
Title: Chief Executive Officer

ANNEX A

WARRANT

[see attached]